As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-152793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Meruelo Maddux Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5398955
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

761 Terminal Street, Building 1, Second Floor

Los Angeles, California 90021

(213) 291-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Nielsen, Esq.

General Counsel

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

(213) 291-2800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to: Jeffrey M. Sullivan, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612 Phone: (919) 786-2000 Facsimile: (919) 786-2200

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-152793) (the “Registration Statement”), which was originally filed on August 5, 2008, is being filed to deregister unsold common shares of the registrant, Meruelo Maddux Properties, Inc.

As previously disclosed, on March 26, 2009, Meruelo Maddux Properties, Inc. (“MMPI”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the “Bankruptcy Court”) (Case No. 1:09-bk-13356-KT). Since filing its petition, the Company has operated as a debtor in possession under the jurisdiction of the Bankruptcy Court.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all common shares, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on December 18, 2009.

MERUELO MADDUX PROPERTIES, INC.

By:	/s/ RICHARD MERUELO
Richard Meruelo
Chairman and Chief Executive Officer

We, the undersigned officers and directors of Meruelo Maddux Properties, Inc., hereby severally constitute Richard Meruelo and John Charles Maddux, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Meruelo Maddux Properties, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ RICHARD MERUELO Richard Meruelo	Chairman of the Board of Directors and Chief Executive Officer	December 18, 2009

/s/ JOHN CHARLES MADDUX John Charles Maddux	President, Chief Operating Officer and Director	December 18, 2009

/S/ LYNN BECKEMEYER Lynn Beckemeyer	Executive Vice President and Director	December 18, 2009

/S/ ANDREW G. MURRAY Andrew G. Murray	Chief Financial Officer (principal financial officer)	December 18, 2009

/S/ FRED SKAGGS Fred Skaggs	Chief Accounting Officer (principal accounting officer)	December 18, 2009

/S/ JOHN B. HANSEN John B. Hansen	Director	December 18, 2009

/S/ PHILIP S. PAYNE	Director	December 18, 2009
Philip S. Payne

/S/ RICHARD GARCIA POLANCO	Director	December 18, 2009
Richard Garcia Polanco

/S/ ANTHONY A. WILLIAMS	Director	December 18, 2009
Anthony A. Williams